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                                                                    EXHIBIT 99.1

                           FIRST MUTUAL BANCORP, INC.

        THIS PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints _________________ and _________________
or either of them in case the other is unable or unwilling to act, as Proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of voting stock of FIRST MUTUAL BANCORP, INC. held of record by the undersigned on November 6, 1998, at the Special Meeting of Shareholders of FIRST MUTUAL BANCORP to be held on January __, 1998, or any adjournments thereof. The undersigned acknowledges receipt of the Proxy Statement/Prospectus, dated November __, 1998, relating to the Special Meeting of Shareholders.

   1. Approval of the Agreement and Plan of Reorganization, dated as of July 2,1998, by and between FIRST MUTUAL BANCORP, INC. and Union Planters Corporation and the related Plan of Merger by and between FIRST MUTUAL BANCORP, INC., and Union Planters Holding Corporation, as more fully described in the Proxy Statement/Prospectus, dated November __, 1998.

                [  ] FOR       [  ] AGAINST       [  ] ABSTAIN

   2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR PROPOSAL 1.


       DATED:  ___________________________, 1998



                                    ------------------------------------------
                                                    Signature

                                    ------------------------------------------
                                             Signature, if held jointly

                                    Please sign exactly as name appears on this Proxy Card. When shares are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, personal representative, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



 PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                    ENVELOPE.